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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements File Nos. 333-34559, 333-47017, 333-56794, and 333-57712 pertaining to the Univision Savings Tax Advantage Plan of Univision Communications Inc. of our report dated June 24, 2002, with respect to the financial statements and schedules of the Univision Savings Tax Advantage Plan included in this Annual Report for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP
New York, New York June 26, 2002

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CONSENT OF INDEPENDENT AUDITORS